Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(129,153)
Unrealized Gain (Loss) on Market Value of Futures	(177,347)
Dividend Income	590
Interest Income	4,056
Total Income (Loss)	$(301,854)

Expenses
General Partner Management Fees	$2,072
Professional Fees	5,689
Brokerage Commissions	87
Non-interested Directors' Fees and Expenses	41
Prepaid Insurance Expense	42
NYMEX License Fee	41
Total Expenses	7,972
Expense Waiver	(5,485)
Net Expenses	$2,487
Net Income (Loss)	$(304,341)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/20	$3,373,894
Net Income (Loss)	(304,341)

Net Asset Value End of Month	$3,069,553
Net Asset Value Per Share (400,000 Shares)	$7.67

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596